EXHIBIT 32

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

In connection with the fourth amended annual report of Franklin Lake Resources Inc. (the "Company") on Form 10-KSB for the period ending October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Fr. Gregory Ofiesh, President, CEO and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



February 19, 2004                             /S/ Gregory Ofiesh
                                              ------------------------------
                                              Fr. Gregory Ofiesh
                                              President and CEO
                                              Acting Chief Financial Officer